AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         VEQTOR FINANCE COMPANY, L.L.C.



692584.12

                                TABLE OF CONTENTS

                                                                       Page

ARTICLE 1         DEFINITIONS...........................................2
         SECTION 1.01      Definitions..................................2

ARTICLE 2         GENERAL PROVISIONS....................................9
         SECTION 2.01      Continuation.................................9
         SECTION 2.02      Company Name.................................9
         SECTION 2.03      Registered Office; Registered Agent..........9
         SECTION 2.04      Nature of Business Permitted; Powers.........9
         SECTION 2.05      Fiscal Year.................................10
         SECTION 2.06      Perpetual Existence.........................10
         SECTION 2.07      Limitation on Member Liability..............10
         SECTION 2.08      Indemnification.............................10
         SECTION 2.09      Exculpation.................................11
         SECTION 2.10      Fiduciary Duty..............................11
         SECTION 2.11      Insurance...................................12
         SECTION 2.12      Outside Businesses..........................12

ARTICLE 3         CLASSES OF INTERESTS AND ADMISSION OF MEMBERS........13
         SECTION 3.01      Classes.....................................13
         SECTION 3.02      Continuation of Initial Members.............13
         SECTION 3.03      Admission of Preferred Members..............14
         SECTION 3.04      Admission of Additional Members.............14
         SECTION 3.05      Schedule A and Schedule B...................14

ARTICLE 4         VOTING AND MANAGEMENT................................14
         SECTION 4.01      Common Member Voting Rights.................14
         SECTION 4.02      Preferred Member Voting Rights..............14
         SECTION 4.03      Management of the Company...................15
         SECTION 4.04      Books and Records; Accounting...............17
         SECTION 4.05      Reliance by Third Parties...................17
         SECTION 4.06      Expenses....................................17
         SECTION 4.07      Company Tax Returns.........................18

ARTICLE 5         CONTRIBUTIONS AND CAPITAL ACCOUNTS...................18
         SECTION 5.01      Capital Contributions.......................18
         SECTION 5.02      Capital Accounts............................19
         SECTION 5.03      Withdrawal of Capital; Return of Capital;
                           Deficit Balance in Capital Account..........19


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                                       -i-

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ARTICLE 6         ALLOCATIONS..........................................20
         SECTION 6.01      Allocation of Net Operating Profits and
                           Net Operating Losses........................20
         SECTION 6.02      Allocation of Net Disposition Profits.......21
         SECTION 6.03      Allocation of Net Disposition Losses........21

ARTICLE 7         DISTRIBUTIONS........................................22
         SECTION 7.01      Distributions from Operations...............22
         SECTION 7.02      Distributions of Capital Receipts...........22
         SECTION 7.03      Redemption of Preferred Units...............23
         SECTION 7.04      Tax Distributions...........................25
         SECTION 7.05      Distributions in Kind.......................25
         SECTION 7.06      Preferred Distributions and Preferred
                           Guaranteed Payments.........................26

ARTICLE 8         SPECIAL ALLOCATION RULES.............................28
         SECTION 8.01      Certain Definitions.........................28
         SECTION 8.02      Allocations.................................31

ARTICLE 9         COVENANTS............................................34
         SECTION 9.01      Negative Covenants..........................34
         SECTION 9.02      Affirmative Covenants.......................35

ARTICLE 10        RESIGNATION AND ASSIGNMENT OF INTERESTS..............35
         SECTION 10.01     Resignation of a Managing Member............35
         SECTION 10.02     Resignation of Member.......................35
         SECTION 10.03     No Distribution Upon Resignation............35
         SECTION 10.04     Assignment of Interests.....................36
         SECTION 10.05     Right of Assignee to Become a
                           Substitute Member...........................36
         SECTION 10.06     Recognition of Assignment by Company........37

ARTICLE 11        DISSOLUTION..........................................37
         SECTION 11.01     Duration and Dissolution....................37
         SECTION 11.02     Winding Up..................................38
         SECTION 11.03     Distribution of Assets......................38
         SECTION 11.04     Notice of Liquidation.......................38

ARTICLE 12        MISCELLANEOUS........................................38
         SECTION 12.01     Record Dates................................38
         SECTION 12.02     Tax Reports and Financial Statements........38
         SECTION 12.03     Amendment to the Agreement..................38
         SECTION 12.04     Successors; Counterparts....................39
         SECTION 12.05     Governing Law; Severability.................39
         SECTION 12.06     Filings.....................................39

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                                      -ii-

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         SECTION 12.07     Power of Attorney...........................39
         SECTION 12.08     Headings....................................40
         SECTION 12.09     Additional Documents........................40
         SECTION 12.10     Notices.....................................40
         SECTION 12.11     Waiver of Right to Partition and
                           Bill of Accounting..........................40


692584.12
                                      -iii-

                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                         VEQTOR FINANCE COMPANY, L.L.C.

     This Amended and Restated Limited Liability Company Agreement of Veqtor Finance Company, L.L.C. (the "Company") is made as of June 17, 1998, among Capital Trust Investors Limited Partnership, an Illinois limited partnership ("CTILP"), and V2 Holdings LLC, Delaware limited liability company ("V2H"), both as the initial Common Members and the Managing Members (collectively, the "Initial Members"), and the Persons whose names are set forth as Preferred Members on Schedule A hereto and who become Members in accordance with the provisions hereof.


                              PRELIMINARY STATEMENT

     The Company was formed under the Delaware Limited Liability Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Delaware Act"), pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on May 20, 1997 and the Limited Liability Company Agreement of the Company, dated as of June 16, 1997, (the "Original Agreement"). On July 15, 1997, the Company issued $50 million principal amount of Convertible Notes pursuant to the Convertible Notes Purchase Agreement which notes are convertible into Preferred Units pursuant to the terms of the Convertible Notes and the Original Agreement.

     The Initial Members and the holders of the Convertible Notes desire to accelerate the time upon which the Convertible Notes may be converted into Preferred Units and in connection therewith desire to amend and restate in their entirety the terms and provisions of the Original Agreement to provide for, among other things, (i) the conversion as of the date of this Agreement of the Convertible Notes into Preferred Units, (ii) the admission of the Preferred Members in connection with foregoing conversion of Convertible Notes, (iii) the continuation of the Company, (iv) the Capital Contributions and the allocation of Profits, Losses and distributions of proceeds of the Company among the Members, (v) the respective rights, obligations, and interests of the Members to each other and to the Company and (vi) certain other matters.

     Accordingly, in consideration of the covenants and agreements made herein, the parties, hereby agree as follows:



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                                       -1-

                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.01 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings herein specified.

     "Additional Member" has the meaning specified in Section 3.04.

     "Adjusted Base Amount" means an amount obtained by multiplying a Preferred Member's Original Note Value by the simple interest rate of 6% per annum for the period commencing on the Redemption Date and ending on July 15, 2000.

     "Adjusted Proportionate Share" has the meaning specified in Section 7.03.

     "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.

     "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

     "Average CT Trading Price" means the average of the closing prices for the Capital Trust Voting Common reported by the New York Stock Exchange during the period of six months ending on the last business day preceding the day on which the event requiring the fair market valuation in accordance with Section 5.01 occurs.

     "Bank Holding Company" means a bank holding company (as defined in Section 1841(a) of the Bank Holding Company Act of 1956, as amended) or an affiliate (as defined in Section 1841(k) of the Bank Holding Company Act of 1956, as amended) of any bank holding company (as defined in Section 1841(a) of the Bank Holding Company Act of 1956, as amended).

     "Capital Account" means the capital account established for each Member in accordance with Section 5.02(a).

     "Capital  Contribution"  means a contribution to capital in accordance with
Section 5.01.

     "Capital Receipts" means the gross cash proceeds received by the Company from the sale, exchange or any other disposition of all or substantially all of the assets of the Company (including without limitation any Liquidation of the Company) or from the disposition of any portion of the Capital Trust Shares reduced by the sum of (i) all expenditures made by the Company in connection with such sale, exchange or other disposition, (ii) loan repayments made from such proceeds (iii) amounts set aside as reserves therefrom by the Managing Members.


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                                       -2-

     "Capital Trust" means Capital Trust (f/k/a California Real Estate Investment Trust), a business trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time, and any successors thereto.

     "Capital Trust Amended and Restated Declaration of Trust" means the Amended and Restated Declaration of Trust of Capital Trust as filed with and certified by the Assessor- Recorder's Office of the County of San Francisco, California, as amended from time to time.

     "Capital Trust MBS Business" means the aspect of the business of investing in senior and junior commercial mortgage loans, high-yielding "mezzanine" or bridge debt instruments in commercial real estate, commercial mortgage backed securities (including U.S. government agency mortgage backed securities) and/or preferred equity securities backed by commercial and/or multi-family income properties, which is the primary focus of Capital Trust's business activities.

     "Capital Trust Non-Voting Common" means the class B non-voting common shares of beneficial interest, $1.00 par value, in Capital Trust, having the designations and rights, qualifications, limitations and restrictions set forth in the Capital Trust Amended and Restated Declaration of Trust.

     "Capital Trust Non-Voting Preferred" means the class B 9.5% cumulative convertible non-voting preferred shares of beneficial interest, $1.00 par value, in Capital Trust established pursuant to a Certificate of Designation, Preferences and Rights of the Class A 9.5% Cumulative Convertible Preferred Shares of Beneficial Interests and the Class B 9.5% Cumulative Convertible Preferred Shares of Beneficial Interests of Capital Trust as filed with and certified by the Assessor-Recorder's Office of the County of San Francisco, California.

     "Capital Trust Shares" means any and all shares, rights, warrants or options to purchase shares, securities convertible into or exchangeable or exercisable for shares and participations in or other equivalents of interests (other than security interests) in shares of beneficial interest in Capital Trust, however designated and whether voting or nonvoting.

     "Capital Trust Voting Common" means the class A common shares of beneficial interest, $1.00 par value, in Capital Trust, having the designations and rights, qualifications, limitations and restrictions set forth in the Capital Trust Amended and Restated Declaration of Trust.

     "Capital Trust Voting Preferred" means the class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value, in Capital Trust established pursuant to a Certificate of Designation, Preferences and Rights of the Class A 9.5% Cumulative Convertible Preferred Shares of Beneficial Interests and the Class B 9.5% Cumulative Convertible Non-Voting Preferred Shares of Beneficial Interests of Capital Trust as filed with and certified by the Assessor-Recorder's Office of the County of San Francisco, California.

692584.12
                                       -3-

     "Capital Trust's Equity Affiliates" means any Person in which Capital Trust or any of its consolidated subsidiaries has an equity interest which is or, in accordance with generally accepted accounting principles, should be accounted for under the equity method in Capital Trust's consolidated financial statements.

     "Cash Flow" means, with respect to any period, the amount by which (i) all cash receipts of the Company during such period from whatever source derived (including, without limitation, cash from operations and funds released during such period from cash reserves previously established from cash from operations, but excluding Capital Receipts, funds released from reserves relating to Capital Receipts and Capital Contributions) exceeds (ii) all disbursements of cash by the Company during such period, including, without limitation, payment of operating expenses, capital expenditures, payment of principal and interest on the Company's indebtedness (including without limitation the Convertible Notes) except to the extent taken into account with under the definition of Capital Receipts and reserves established by the Managing Members, but excluding distributions to Members and expenses and additions to reserves relating to any Capital Receipts.

     "Certificate" means the Certificate of Formation referred to in the Preliminary Statement of this Agreement and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect and applicable on the date of application of the provisions of this Agreement containing such reference.

     "Common Member" means a Member that holds one or more Common Units.

     "Common Units" means the Interests in the Company designated as common Interests as provided in Section 3.01(a) of this Agreement.

     "Company" has the meaning specified in the Preamble to this Agreement.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Conversion Agreement" means the Conversion Agreement, dated as of June 17, 1998, by and among the Company and the holders of the Convertible Notes, with respect to the conversion of the Convertible Notes.

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                                       -4-

     "Convertible Notes" means the 12% Convertible Redeemable Notes in an aggregate principal amount of $50,000,000, issued by the Company pursuant to the Convertible Notes Purchase Agreement, which Convertible Notes are by their terms convertible into Preferred Units and shall be converted as of the date of this Agreement in accordance with Section 3.03.

     "Convertible Notes Purchase Agreement" means the 12% Convertible Redeemable Note Purchase Agreement, dated as of June 16, 1997, by and between the Company and certain investors, pursuant to which the Convertible Notes were issued and sold.

     "Covered Person" means the Managing Members, any Affiliate of the Managing Members or any officers, directors, managers, shareholders, partners, members, employees, representatives or agents of the Managing Members, or any employee or agent of the Company or its Affiliates.

     "Damages" has the meaning set forth in Section 2.08.

     "Delaware Act" has the meaning set forth in the Preliminary Statement of this Agreement.

     "D/E Ratio" means, as of the date of determination, the ratio of (i) the sum of (x) the total Indebtedness of Capital Trust and its consolidated subsidiaries as reflected on Capital Trust's last regularly prepared balance sheet plus (y) Capital Trust's pro rata share, based upon its percentage equity ownership interest therein, of aggregate total Indebtedness of Capital Trust's Equity Affiliates to (ii) the excess of total assets over total liabilities of Capital Trust as reflected on Capital Trust's last regularly prepared balance sheet, in each case determined in accordance with generally accepted accounting principles and after giving effect to the incurrence of any proposed Indebtedness and the application of proceeds of such Indebtedness.

     "Distribution Payment Date" has the meaning set forth in Section 7.06(c).

     "Distribution Period" has the meaning set forth in Section 7.06(c).

     "Fiscal Year" has the meaning set forth in Section 2.05.

     "Incur" means to issue, assume, guarantee, incur or otherwise become liable for.

     "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting capitalized lease obligations, (iv) incurred as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), and (v) for Indebtedness of any other Person of the type referred to in clauses
(i) through (iv) which is secured by any Lien on any property or asset of such first referred to Person.

     "Initial Members" has the meaning specified in the Preamble to this Agreement.

692584.12
                                       -5-

     "Interest" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

     "Liquidation" means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; provided, however, that, the Redemption of all or any part of the Preferred Units pursuant to Section 7.03 shall not constitute a Liquidation. For the purpose of this definition, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, interests, units or other consideration) of all or substantially all the property or assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company, but a consolidation or merger of the Company with one or more other limited liability companies, corporations or other Persons shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     "Managing Member" means CTILP or V2H, each in their capacity as Members of the Company designated as managers.

     "Member" means any Person that holds an Interest in the Company, is admitted as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company on Schedule A hereto and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company. For purposes of the Delaware Act, the Common Members and the Preferred Members shall constitute separate classes or groups of Members.

     "Net Disposition Profits" and "Net Disposition Losses" means for each taxable year of the Company an amount equal to the Company's net income or loss for such year resulting from the disposition of substantially all of the assets of the Company or from the disposition of any portion of the Capital Trust Shares, determined in accordance with the accounting methods and rules used by the Company in accordance with Section 4.04.

     "Net Operating Profits" and "Net Operating Losses" means for each taxable year of the Company an amount equal to the Company's net income or loss for such year as determined in accordance with the accounting methods and rules used by the Company in accordance with Section 4.04, but excluding Net Disposition Profits, Net Disposition Losses and Preferred Guaranteed Payments.

     "Net Other Assets" means, as of the date of determination, that positive or negative amount equal to the difference between the fair market value of the Company's total assets, other than any

692584.12
                                       -6-

Capital Trust Shares, and the sum of (i) the Company's total liabilities, other than Convertible Notes or Convertible Notes Redemption Debt, and (ii) the amount of a reasonable reserve determined by the Managing Members.

     "Original Agreement" has the meaning set forth in the Preliminary Statement of this Agreement.

     "Original Note Value" means, with respect to any Convertible Note, the original principal amount of such Convertible Note.

     "Outstanding Note Value" means, with respect to any Convertible Note, the sum of the outstanding principal amount of such Convertible Note, plus the Deferred Amount (as defined in the Convertible Note) which shall have accrued thereon through June 30, 1998.

     "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

     "PIK Price" has the meaning set forth in Section 7.06(b).

     "PIK Units" has the meaning set forth in Section 7.06(b).

     "Preferred Approval" means the prior written consent of the holders of Preferred Units representing in the aggregate more than 50% of the total number of Preferred Units actually outstanding on the date of determination.

     "Preferred Distribution" means the distributions provided for in Section 7.06(a).

     "Preferred  Guaranteed  Payments"  has the  meaning  set  forth in  Section
7.06(b).

     "Preferred Member" means a Member that holds one or more Preferred Units and is admitted as a Preferred Member pursuant to the provisions of this Agreement and named as a Preferred Member on Schedule A hereto and includes any Person issued or assigned Preferred Units and admitted as an Additional Member or a Substitute Member, as the case may be, pursuant to the provisions of this Agreement, in such Person's capacity as a Preferred Member.

     "Preferred Share Purchase Agreement" means the Class A 9.5% Cumulative Convertible Preferred Share Purchase Agreement, dated as of June 16, 1997, by and between Capital Trust and the Company, as amended, modified, supplemented or restated from time to time.

     "Preferred Units" means the Interests in the Company designated as preferred Interests as provided in Section 3.01(a) of this Agreement including, without limitation, PIK Units issued and outstanding in accordance with Section 7.06(b).

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                                       -7-

     "Proportionate Share" means, with respect to any Member, a fraction, the numerator of which is the aggregate number of Common Units and Preferred Units held by such Member plus the number of PIK Units, if any, that have accrued but have not been issued with respect to such Member on the date of determination and the denominator of which is the sum of (i) the total number of outstanding Preferred Units and (ii) the total number of outstanding Common Units plus the total number of PIK Units, if any, that have accrued but have not been issued on the date of determination.

     "Redeemed  Preferred  Member" means,  with respect to any Redemption  under
Section 7.03(a)(ii), the Preferred Member subject to such Redemption.

     "Redemption" means any redemption of Preferred Units under Section 7.03.

     "Redemption Date" means, with respect to any Redemption under Section 7.03, the date of such Redemption.

     "Regulations" means the regulations promulgated under the Code, as amended from time to time, or any federal income tax regulations promulgated after the date of this Agreement. A reference to a specific Regulation refers not only to such specific Regulation but also to any corresponding provision of any federal tax regulation enacted after the date of this Agreement, as such specific Regulation or corresponding provision is in effect and applicable on the date of application of the provisions of this Agreement containing such reference.

     "Related Party" means, with respect to a specified Person, any Affiliate of such specified Person as of the date hereof, other than any Excluded Person. As used in this definition, "Excluded Person" means (i) any Person having securities that are listed on a national securities exchange or traded in the national over-the-counter market (a "Public Company"), (ii) any subsidiary, direct or indirect, of a Public Company, and (iii) any Person any part of whose equity or other ownership interests (or any rights to acquire the same) are owned, directly or indirectly, beneficially or of record by any Person(s) in addition to (A) CTILP, (B) Equity Group Investments, Inc. ("EGI"), or (C) any Person that owns, directly or indirectly, beneficially or of record, any equity or other ownership interests in CTILP, EGI or any wholly-owned subsidiary, direct or indirect, of CTILP or EGI.

     "Restricted Payment" has the meaning set forth in Section 7.06(f).

     "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 10.5 hereof, and who is named as a Member on Schedule A to this Agreement.

     "Tax Distributions" means any cash distributions made under Section 7.04.

     "Tax Matters Partner" means the Managing Member designated as such in 4.07(b) of this Agreement.

692584.12
                                       -8-

                                    ARTICLE 2

                               GENERAL PROVISIONS

     SECTION 2.01 Continuation.

          (a) The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

          (b) Upon execution of this Agreement or a counterpart of this Agreement, CTILP and V2H shall continue as Members and each Person named as a Preferred Member on Schedule A hereto shall be admitted to the Company as a Member in accordance with Section 3.03.

     SECTION 2.02 Company Name. The name of the Company is "Veqtor Finance Company, L.L.C." The name of the Company may be changed from time to time by the Managing Members in their discretion.

     SECTION 2.03 Registered Office; Registered Agent. The Company shall maintain a registered office in the State of Delaware at, and the name and address of the Company's registered agent in the State of Delaware is, The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805-1297. Such office and such agent may be changed from time to time by the Managing Members in their discretion.

     SECTION 2.04 Nature of Business Permitted; Powers.

          (a) The purpose of the Company is to acquire, own, hold, monitor, vote, sell, exchange, dispose of and exercise all rights and remedies with respect to Capital Trust Shares and any cash or cash equivalents or other property received by the Company in respect thereof, provided, that not more than 5% of the total assets of the Company shall consist of such other property (other than cash or cash equivalents). In addition, the Company may conduct such other business and take all other actions as may be necessary, convenient, desirable or incidental to said purpose.

          (b) The Company shall use its best efforts (including without limitation appropriate exercise of voting rights with respect to Capital Trust Shares owned by the Company) to ensure that Capital Trust engages only in the businesses of:

               (i) buying, holding, selling, financing and refinancing any interest of any kind in commercial and multi-family real estate of any kind;


692584.12
                                       -9-

               (ii) buying, holding, selling, financing and refinancing any interest in any mortgage-backed securities and any other securities issued to finance, or any securities secured by, any interest in commercial and multi-family real estate;

               (iii) providing services related to the forgoing, including providing financial advisory and other services related to the real estate and real estate financing industries; and

               (iv) investing in companies that engage in the activities set forth in clauses (i) through (iii) of this subparagraph (b).

          (c) Notwithstanding anything to the contrary herein, the business of the Company shall be conducted in compliance with any requirements necessary for the Company (a) to qualify as an "investment partnership" under Section 731(c)(3)(C) of the Code, (b) to remain eligible for exemption from the definition of Bank Holding Company, and (c) to remain exempt from the periodic reporting requirements under sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     SECTION 2.05 Fiscal Year. Unless and until otherwise determined by the Managing Members, the fiscal year of the Company for federal income tax purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year (each, a "Fiscal Year").

     SECTION 2.06 Perpetual Existence. The Company shall have a perpetual existence unless dissolved in accordance with the provisions of Article 11 of this Agreement.

     SECTION 2.07 Limitation on Member Liability.

          (a) Except as otherwise expressly required by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Managing Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Managing Member.

          (b) Except as otherwise expressly required by law, a Member, including a Managing Member, in its capacity as a Member or Managing Member, shall have no liability to any Person hereunder in excess of (i) its obligation to make payments expressly provided for in this Agreement and (ii) the amount of any distributions wrongfully distributed to it.

     SECTION 2.08 Indemnification. To the fullest extent permitted by applicable law, any Covered Person shall be indemnified and held harmless by the Company for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and

692584.12
                                      -10-
expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses (collectively, "Damages") sustained or incurred by such Covered Person by reason of any act performed or omitted by such Covered Person in good faith and in a manner reasonably believed by the Covered Person to be in or not opposed to the best interests of the Company; provided, however, that any indemnity under this Section 2.08 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 2.08 shall include the right to be paid, in advance, or reimbursed by the Company for the reasonable expenses incurred by a Covered Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding provided that the Covered Person shall have given a written undertaking to reimburse the Company in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

     SECTION 2.09 Exculpation.

          (a) No Covered Person shall be liable to the Company or any Member for any Damages incurred by reason of any act performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     SECTION 2.10 Fiduciary Duty.

          (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or Managing Member, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member or Managing Member for its good faith reliance on the provisions of this Agreement. The duties and liabilities of a Covered Person shall be as expressly set forth in this Agreement, and the parties hereto agree that such duties and liabilities replace any duties and liabilities of a Covered Person which would otherwise exist at law or equity.

          (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between any Member and the Company or another Member, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that a Member shall act in a manner that is, or provide terms that are, fair and reasonable to the Company or any other Member, the Member shall resolve such conflict of interest, take such action or provide such

692584.12
                                      -11-
terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Member, the resolution, action or term so made, taken or provided by such Member shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of such Member at law or in equity or otherwise.

          (c) Whenever in this Agreement a Member is permitted or required to make a decision, the Member shall be entitled to make such decision in its sole discretion and to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. If in this Agreement a Member is permitted or required to make a decision in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

     SECTION 2.11 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Managing Members shall, in their sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Managing Members shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Managing Members shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this
Section 2.11 and containing such other procedures regarding indemnification as are appropriate and consistent with this Agreement.

     SECTION 2.12 Outside Businesses.

          (a) For a period of three years after the filing of the Certificate, notwithstanding anything to the contrary in this Agreement, except through Capital Trust or Capital Trust's Equity Affiliates, none of CTILP, V2H or any Person who is a Related Party of either CTILP or V2H shall (i) form, incorporate or otherwise organize any Person whose primary purpose is to engage, or that engages, in the Capital Trust MBS Business, or (ii) purchase or otherwise acquire control of any Person whose primary purpose is to engage, or that engages, in the Capital Trust MBS Business; it being acknowledged, however, that CTILP, V2H and any Person who is a Related Party of either CTILP or V2H as of the date of filing the Certificate shall be entitled to (A) form, incorporate or otherwise organize any Person other than for the primary purpose of engaging in the Capital Trust MBS Business and that does not engage therein, or (B) purchase or otherwise acquire control of any Person whose primary purpose is other than to engage in the Capital Trust MBS Business and that does not engage therein.

692584.12
                                      -12-

          (b) Subject to Section 2.12(a), any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or Capital Trust, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or Capital Trust, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company or Capital Trust even if such opportunity is of a character that, if presented to the Company or Capital Trust, could be taken by the Company or Capital Trust, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a fiduciary) or to recommend to others any such particular investment opportunity. Notwithstanding anything to the contrary in this Section 2.12 or elsewhere in this Agreement: (i) no Member shall be restricted from co-investing with Capital Trust in any investment; and (ii) no Member shall be restricted from purchasing or otherwise acquiring any Capital Trust Shares or otherwise making an investment in Capital Trust.


                                    ARTICLE 3

                  CLASSES OF INTERESTS AND ADMISSION OF MEMBERS

     SECTION 3.01 Classes.

          (a) Subject to Section 3.01(b), the Interests of the Company shall be divided into two classes, Common Units and Preferred Units, each having the relative rights, powers and duties set forth in this Agreement.

          (b) The Managing Members are hereby expressly authorized, without the vote or approval of any other Member, to take any action, including without limitation amending this Agreement, to create any class or series of Interests that was not previously outstanding, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the Company as may be determined by the Managing Members and to cause holders of such Interests to be admitted as Additional Members of the Company as provided in Section 3.04; provided, however, that any action or actions taken by the Managing Members pursuant to the provisions of this Section 3.01(b) shall be subject to the Preferred Approval requirement set forth in Section 9.01(b) of this Agreement. Subject to Section 9.01(b) of this Agreement, the total number of Common Units and Preferred Units which the Managing Members shall have the authority to cause the Company to issue shall not be limited.

     SECTION 3.02 Continuation of Initial Members. Upon the execution of this Agreement, CTILP and V2H shall continue as Common Members. The Company has issued 500,000 Common Units to CTILP and 500,000 Common Units to V2H.

692584.12
                                      -13-

     SECTION 3.03 Admission of Preferred Members. Upon the execution of this Agreement, each holder of Convertible Notes shall surrender to the Company such notes, whereupon such Convertible Notes shall be deemed converted into Preferred Units, and each former holder of a Convertible Note shall be admitted to the Company as a Preferred Member. The Company shall issue a number of Preferred Units to each such Preferred Member as set forth in the Conversion Agreement. The number of Preferred Units issued in accordance with this Section 3.03 to each Preferred Member is set forth on Schedule B attached hereto.

     SECTION 3.04 Admission of Additional Members. Subject to Section 9.01(b), the Managing Members are authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"), and issue to such Additional Members Common Units, Preferred Units or any other class or series of Interests established by the Managing Members pursuant to Section 3.01 of this Agreement. Each such Person shall be admitted as an Additional Member at the time such Person (i) executes this Agreement and
(ii) is named as a Member on Schedule A hereto. Except as set forth in Section 9.01(b), no consent of any Member other than the Managing Members shall be required for the admission of an Additional Member.

     SECTION 3.05 Schedule A and Schedule B. The Managing Members shall update Schedule A and Schedule B from time to time as necessary to reflect accurately the information therein. Any amendment or revision to Schedule A and Schedule B made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A and Schedule B, unless the context otherwise requires, shall be deemed to be a reference to Schedule A and Schedule B as amended and in effect from time to time.


                                    ARTICLE 4

                              VOTING AND MANAGEMENT

     SECTION 4.01 Common Member Voting Rights. Common Members holding Common Units shall be entitled to one vote for each such Common Unit upon all matters upon which Common Members have the right to vote. All Common Members shall have the right to vote separately as a class on any matter on which the Common Members have the right to vote regardless of the voting rights of any other class or series of Interests.

     SECTION 4.02 Preferred Member Voting Rights. Except as otherwise provided in Section 9.01, Section 12.03 and the proviso in Section 4.07(a) of this Agreement, the Preferred Members holding Preferred Units shall have, with respect to such Preferred Units, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members. Any required approval of Preferred Members may be given at a separate meeting of such Members convened for such purpose or at a meeting of Members or

692584.12
                                      -14-
pursuant to written consent. The Company shall cause a notice of any meeting at which Preferred Members are entitled to vote, or of any matter upon which action may be taken by written consent of such Members, to be mailed to each such Member. Each such notice will include a statement setting forth (a) the date of such meeting or the date by which such action is to be taken, (b) a description of any resolution proposed for adoption at such meeting on which such Members are entitled to vote or of such matters upon which written consent is sought and
(c) instructions for the delivery of proxies or consents.

     SECTION 4.03 Management of the Company. The business and affairs of the Company shall be managed solely and exclusively by unanimity of the Managing Members. The Managing Members shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. Without limiting the generality of the foregoing, but subject to Section 2.04, the Managing Members shall have the power to:

          (a) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member or the Managing Members;

          (b) call meetings of Members or any class or series thereof;

          (c) issue Interests in accordance with Article 3;

          (d) incur and pay all expenses and obligations incident to the operation and management of the Company;

          (e) acquire, own, hold, monitor, vote, sell, exchange or otherwise dispose of any assets, including, without limitation, Capital Trust Shares, and exercise all rights and remedies with respect thereto;

          (f) subject to this Agreement, borrow money on behalf of the Company (including, without limitation, debt convertible into or exchangeable for Interests), issue or guarantee evidences of indebtedness and obtain lines of credit, loan commitments and letters of credit for the account of the Company and secure the same by mortgage, pledge or other lien on any assets of the Company;

          (g) determine and make distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and of the Delaware Act;

          (h) establish or set aside any reserve or reserves for contingencies and for any other proper Company purpose, including without limitation reserves referred to in the definition of "Net Other Assets";


692584.12
                                      -15-

          (i) redeem on behalf of the Company Interests which by their terms may be so redeemed;

          (j) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Managing Members deem necessary or desirable for the management and operation of the Company, including, without limitation, any Member or any Affiliate of the Managing Members or any Member;

          (k) acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Managing Members shall determine;

          (l) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

          (m) effect a dissolution of the Company and to act as liquidator or the person winding up the Company's affairs, all in accordance with the provisions of this Agreement and of the Delaware Act;

          (n) bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or otherwise regulatory agency, body or commission or otherwise;

          (o) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be appropriate by the Managing Members from time to time;

          (p) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

          (q) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

     The Managing Members are hereby authorized and directed to conduct the Company's affairs and to operate the Company in such a way that the Company would not be deemed to be a Bank Holding Company. In this connection, the Managing Members are authorized to take any action not inconsistent with applicable law, the Certificate or this Agreement which they determine in their discretion to be necessary or desirable for such purposes.


692584.12
                                      -16-

     No Preferred Member shall take part in the day-to-day management, operation or control of the business and affairs of the Company and except as otherwise provided in Section 9.01, Section 12.03 and the proviso in Section 4.07(a) hereof, no Preferred Member shall have any approval rights hereunder. No Preferred Member, in its capacity as a Preferred Member of the Company, shall have the authority to act as an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

     Anything in the foregoing to the contrary notwithstanding, in the event that (i) a vote of the Capital Trust Voting Preferred is required in accordance with Sections 5(a), 5(b) or 6(c) of the Capital Trust Certificate of Designation, Preferences and Rights referred to in the definition of Capital Trust Voting Preferred contained in Article 1 and (ii) at the time of such vote, the Company owns of record shares of Capital Trust Voting Preferred, the Managing Members shall vote such shares with respect to the matters referred to in such sections in accordance with written instructions from the Preferred Members, if any. The number of shares of Capital Trust Voting Preferred as to which each holder of Preferred Units shall be entitled to give voting instructions shall be that number of shares of Capital Trust Voting Preferred which each such Preferred Member would then be entitled to receive upon redemption of its Preferred Units in accordance with Section 7.03(a)(i).

     SECTION 4.04 Books and Records; Accounting. The Managing Members shall keep or cause to be kept at the principal office of the Company (or at such other place as the Managing Members shall advise the other Members in writing) true and full books and records regarding the status of the business and financial condition and results of operations of the Company. The books and records of the Company shall be kept in accordance with the accounting methods and rules determined by the Managing Members, applied in a consistent manner, which methods and rules shall reflect all Company transactions and be appropriate and adequate for the Company's business.

     SECTION 4.05 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Members herein set forth.

     SECTION 4.06 Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for all and shall pay out of funds of the Company determined by the Managing Members to be available for such purpose, all expenses and obligations of the Company, including those incurred by the Company or the Managing Members or their Affiliates in connection with the formation, operation or management of the Company, in organizing the Company and preparing, negotiating, executing, delivering, amending and modifying this Agreement and converting the Convertible Notes into Preferred Units.


692584.12
                                      -17-

     SECTION 4.07 Company Tax Returns.

          (a) The Managing Members shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Managing Members may, in their discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that they deem necessary or advisable, including, without limitation, (i) any election under Section 754 of the Internal Revenue Code or any successor provision, and (ii) any election under Regulation Section 301.7701-3 of the Internal Revenue Code or any successor provision; provided, however, that the Managing Members may not elect to have the Company treated as a corporation for tax purposes without the Preferred Approval.

          (b) CTILP is hereby designated as the Company's "Tax Matters Partner" under the Code Section 6231(a)(7) and shall have all the powers and responsibilities of such position as provided in the Code. CTILP is specifically directed and authorized to take whatever steps CTILP, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code provided that CTILP shall take no action as "Tax Matters Partner" under this
Section 4.07(b) without the prior approval of V2H. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be borne by the Company.


                                    ARTICLE 5

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

     SECTION 5.01 Capital Contributions. Each Common Member has contributed to the capital of the Company the amount set forth opposite the Member's name on Schedule A attached hereto contemporaneously with closing of the Convertible Notes Purchase Agreement. Each Preferred Member shall be deemed to have contributed to the capital of the Company an amount equal to the Outstanding
Note Value of the Convertible Note converted by such Preferred Member in exchange for its Preferred Units as set forth opposite the Preferred Member's name on Schedule A. The Capital Contributions made or deemed to have been made by each Additional Member shall be determined by the Managing Members and set forth on Schedule A. Each Preferred Member shall also be deemed to have contributed to the capital of the Company at the time any PIK Units are issued to it pursuant to Section 7.06(b)(i) an amount equal to the fair market value of the Company's capital that has shifted from the capital accounts of the Common Members to the capital account of the Preferred Member as a result of the issuance of such PIK Units. The fair market value of the portion of the Company's capital that has so shifted shall be an amount equal to the increase in the Preferred Member's Proportionate Share resulting from the issuance of such PIK Units multiplied by the amount obtained by multiplying the aggregate number of Capital Trust Shares owned by the Company by the Average CT Trading Price (as adjusted to reflect fractional shares or interests therein and to deduct the amount or value of

692584.12
                                      -18-
additional consideration payable to Capital Trust in respect of the exercise of any right, warrant or option to acquire shares) plus or minus the Company's Net Other Assets. No Member shall be required to make any additional Capital
Contribution to the Company. However, a Member may make additional Capital Contributions to the Company with the written consent of the Managing Members.

     SECTION 5.02 Capital Accounts.

          (a) There shall be established for each Member on the books of the Company a capital account (a "Capital Account"), which shall be maintained and adjusted as provided in the Regulations. The Capital Account of a Member shall be credited with the amount of all Capital Contributions by such Member to the Company, the fair market value of any property contributed by such Member to the Company and, with respect to Preferred Members converting Convertible Notes, the Outstanding Note Value of the Convertible Note converted by such Preferred Member. The Capital Account of a Member shall be increased by the amount of any Net Operating Profits or Net Disposition Profits allocated to such Member, and decreased by (i) the amount of any Net Operating Losses or Net Disposition Losses allocated to such Member, (ii) the amount of any cash distributed to such Member, and (iii) the fair market value of any assets (other than cash) distributed to such Member. The Capital Account of each Member also shall be adjusted appropriately to reflect any other adjustment required pursuant to Regulation Section 1.704-1 or 1.704-2.

          (b) Upon the occurrence of any event specified in Regulation Section 1.704- 1(b)(2)(iv)(f), the Managing Members may, and upon the conversion of any Convertible Note and the issuance of any PIK Units, the Managing Members shall, cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company's assets at such time as determined in good faith by the Managing Members. The adjustments should cause the Capital Accounts of the Members to equal the amount that would be distributed to them if the Company were liquidated, and the fair market value of the Company's assets were distributed in accordance with the priorities established in this Agreement, and reflect the manner in which the unrealized income, gains, loss, or deduction inherent in such property would be allocated among the Members if there were a taxable disposition of such property for such fair market value determined in good faith by the Managing Members on the date of the occurrence of such event.

     SECTION 5.03 Withdrawal of Capital; Return of Capital; Deficit Balance in Capital Account.

          (a) Except as otherwise specifically set forth in this Agreement, no Member shall have the right to (i) withdraw such Member's Capital Contribution or to demand or receive the return of a Capital Contribution or make any claim to any portion of Company capital or (ii) demand or receive property other than cash in return for a Capital Contribution or to receive any distribution in return for a Capital Contribution that is not required by this Agreement.


692584.12
                                      -19-

          (b) Except as expressly provided in this Agreement, no Member shall have personal liability to make any Capital Contribution.

          (c) A deficit Capital Account of a Member shall not be deemed to be a liability of such Member or an asset or property of the Company or any other Member. Furthermore, no Member shall have any obligation to the Company or any other Member for any deficit balance in such Member's Capital Account.


                                    ARTICLE 6

                                   ALLOCATIONS

     SECTION 6.01 Allocation of Net Operating Profits and Net Operating Losses.

          (a) Net Operating Profits shall be allocated as follows:

               (i) First, to each Preferred Member, an amount of Net Operating Profits equal to the excess of the Preferred Distribution accrued with respect to such Preferred Member for the current period and all prior periods over the amount previously allocated to such Preferred Member pursuant to this Section 6.01(a)(i);

               (ii) Second, to the Common Members, an amount of Net Operating Profits equal to the excess of the amount required to be distributed to the Common Members pursuant to Section 7.01(b) for the current period and all prior periods over the amount previously allocated to such Common Member pursuant to this Section 6.01(a)(ii); and

               (iii)  Thereafter,   to  the  Members,  in  proportion  to  their
          Proportionate Shares.

          (b) Net Operating Losses shall be allocated as follows:

               (i) First, to CTILP, an amount of Net Operating Losses sufficient to cause its Capital Account to be equal to the Capital Account of V2H;

               (ii) Second, to the Preferred Members, an amount of Net Operating Losses sufficient to cause the Capital Account of each Preferred Member to equal such Preferred Member's Outstanding Note Value, plus the Preferred Distribution accrued with respect to such Preferred Member pursuant to Section 7.06, and minus the amount of any previous distributions to such Preferred Member;


692584.12
                                      -20-

               (iii) Third, to the Common Members, an amount of Net Operating Losses sufficient to reduce each Common Member's Capital Account to zero;

               (iv) Fourth, to the Preferred Members, an amount of Net Operating Losses sufficient to reduce each Preferred Member's Capital Account to zero; and

               (v) Fifth, to each Member, in accordance with its respective Proportionate Share.

     SECTION 6.02 Allocation of Net Disposition Profits. Net Disposition Profits shall be allocated as follows:

          (a) First, to the Preferred Members, an amount of Net Disposition Profits sufficient to cause the Capital Account of each Preferred Member to be equal to the sum of such Preferred Member's Outstanding Note Value, plus the Preferred Distribution accrued with respect to such Preferred Member pursuant to
Section 7.06, and minus the amounts of all previous distributions to such Preferred Member.

          (b) Second, to V2H, an amount of Net Disposition Profits sufficient to cause the sum of the Capital Account of V2H and any previous distributions to V2H to equal the sum of the Capital Account of CTILP and any previous distributions to CTILP.

          (c) Third, to each Member, an amount of Net Disposition Profits until the ratio of the sum of each Member's Capital Account plus any previous distributions to such Member to the sum of all Member's Capital Accounts plus any previous distributions to all Members is equal to such Member's Proportionate Share.

          (d) Fourth, to the Members, in proportion to their respective Proportionate Shares.

          (e) In the event that Net Disposition Profits available for allocation pursuant to Sections 6.02(a) or 6.02(c) hereof are not sufficient to cause the Members' Capital Accounts to equal the amounts required by such Sections, then the Net Disposition Profits available to be allocated pursuant to such Section shall be apportioned among the Members in proportion to the amounts that would be allocated to them under such Section if Net Disposition Profits sufficient to cause each Member's Capital Account to be equal to the required amount were available to be so allocated.

     SECTION 6.03 Allocation of Net Disposition Losses. Net Disposition Losses shall be allocated as follows:

          (a) First, to CTILP, an amount of Net Disposition Losses sufficient to cause its Capital Account to equal the Capital Account of V2H.


692584.12
                                      -21-

          (b) Second, to Preferred Members, an amount of Net Disposition Losses sufficient to cause the Capital Account of each Preferred Member to equal such Preferred Member's Outstanding Note Value, plus the Preferred Distribution accrued with respect to such Preferred Member pursuant to Section 7.06, and minus the amount of any previous distributions to such Preferred Member.

          (c) Third, to Common Members, an amount of Net Disposition Losses sufficient to reduce each Common Member's Capital Account to zero.

          (d) Fourth, to Preferred Members, an amount of Net Disposition Losses sufficient to reduce each Preferred Member's Capital Account to zero.

          (e)  Fifth,  to  each  Member,   in  accordance  with  its  respective
Proportionate Share.

     SECTION 6.04 Allocation of Guaranteed Payments. Any deduction or other tax consequences attributable to the Company's making any guaranteed payment, including the Preferred Guaranteed Payment, shall be allocated to those Members other than the Member or Members to which such payment is made. The amount so allocated shall be apportioned among the recipients in accordance with their relative Proportionate Shares.


                                    ARTICLE 7

                                  DISTRIBUTIONS

     SECTION 7.01 Distributions from Operations. Cash Flow for any period shall be distributed to the Members, at times determined by the Managing Members, as follows:

          (a) First, to the Preferred Members, until the Preferred Members have received distributions pursuant to this Section 7.01(a) and Section 7.04, in an amount equal to any accrued but unpaid Preferred Distribution;

          (b) Second, to the Common Members, until the amounts distributed to the Common Members pursuant to this Section 7.01(b) and Section 7.04, and the amounts distributed to the Preferred Members pursuant to Sections 7.01(a) and
7.04 are in proportion to their Proportionate Shares; and

          (c) Thereafter, to the Members, in proportion to their Proportionate Shares.

     SECTION 7.02 Distributions of Capital Receipts. After realized and unrealized Net Disposition Profits and Net Disposition Losses are allocated to the Members in accordance with Articles 5, 6 and 8, Capital Receipts shall be distributed to each Member, at times determined by the Managing Members, in cash or in kind (as determined by the Managing Members), as follows:

692584.12
                                      -22-

          (a) First, to the Preferred Members until the Preferred Members have received distributions pursuant to Section 7.01(a), this Section 7.02(a) and
Section 7.04 in an amount equal to the sum of:

               (i) the Preferred Member's Outstanding Note Value; and

               (ii) the Preferred Distribution accrued with respect to such Preferred Member pursuant to Section 7.06, minus the amount of any previous distributions to such Preferred Member;

          (b) Second, to the Common Members until each of the Common Members has received distributions pursuant to Section 7.01, this Section 7.02(b) and
Section 7.04 in an amount equal to the lesser of (i) such Common Member's Capital Account balance and (ii) such Common Member's Proportionate Share of the amounts distributed pursuant to Section 7.01, Section 7.02(a), this Section 7.02(b) and Section 7.04;

          (c) Third, to each Member, to the extent of its Capital Account balance; and

          (d) Thereafter, to the Members in proportion to their Proportionate Shares.

     If the amounts available for distribution pursuant to Section 7.02(a), 7.02(b) or 7.02(c) hereof are not sufficient to allow for the distribution to each Member of the amounts provided for in such Sections, then the amount distributable pursuant to each such Section shall be apportioned among the Members in proportion to the amounts that would be distributed to them under that Section if the amounts available for distribution thereunder were sufficient to allow for the distribution to the Members of the amounts required to be distributed pursuant to such Section.

     SECTION 7.03 Redemption of Preferred Units.

          (a) The Preferred Units held by any Preferred Member shall be redeemable by the Company, in whole but not in part, (i) at the option of the Company, at any time after July 15, 1999, provided that the Company simultaneously redeems the Preferred Units of all of the Preferred Members or
(ii) at the option of such Preferred Member, at any time after July 15, 1999, in each case upon not less than 20 days' nor more than 60 days' prior written notice, or earlier, in the event of any Liquidation, upon not less than 5 days' prior written notice, in exchange for the following:

               (i) (A) in the case of any redemption by the Company after July 15, 2000 or any redemption by such Preferred Member at any time, such Preferred Member's Proportionate Share of the Company's entire right, title and interest in and to the Capital Trust Voting Common held by the Company and such Preferred Member's Proportionate Share of the Company's entire right, title and interest in

692584.12
                                      -23-
          and to the Capital Trust Voting Preferred held by the Company on the applicable Redemption Date, as determined in accordance with Sections 7.03(e) and 7.03(f) below, together with all rights held by the Company pertaining thereto, including without limitation, any registration rights, and

          (B) assets having a fair market value equal to the amount of such Preferred Member's Proportionate Share of the sum of Net Other Assets and the total amount distributed to all Members pursuant to Sections 7.01, 7.02, 7.04 and 7.05 minus the total amount distributed to such Preferred Member pursuant to Sections 7.01, 7.02, 7.04 and 7.05; or

               (ii) (A) in the case of any redemption by the Company on or prior to July 15, 2000, such Preferred Member's Adjusted Proportionate Share of the Company's entire right, title and interest in and to the Capital Trust Voting Common held by the Company and such Preferred Member's Adjusted Proportionate Share of the Company's entire right, title and interest in and to the Capital Trust Voting Preferred held by the Company on the applicable Redemption Date, as determined in accordance with Sections 7.03(e) and 7.03(f) below, together with all rights held by the Company pertaining thereto, including without limitation, any registration rights, and

          (B) assets having a fair market value equal to the amount of such Preferred Member's Adjusted Proportionate Share of the sum of Net Other Assets and the total amount distributed to all Members pursuant to Section 7.01, 7.02, 7.04 and 7.05 minus the total amount distributed to such Preferred Member pursuant to Section 7.01, 7.02,
          7.04 and 7.05.

A Redeemed Preferred Member's "Adjusted Proportionate Share" means its Proportionate Share as adjusted to take into account, and treat as outstanding Preferred Units, in the calculation thereof the deemed issuance to such Redeemed Preferred Member of a number of additional Preferred Units equal to the Adjusted Base Amount divided by the PIK Price.

          (b) If the amount of Net Other Assets as of the Redemption Date is less than zero, the Capital Trust Shares to which the Preferred Member otherwise would be entitled pursuant to this Section 7.03 shall be reduced by a number of such shares having a fair market value as determined by the Managing Members equal to the excess, if any, of such Preferred Member's Proportionate Share (or Adjusted Proportionate Share, as appropriate) of the deficit in Net Other Assets over the aggregate amount of Preferred Distributions accrued with respect to such Preferred Member pursuant to Section 7.06.

          (c) The Preferred Units shall not be subject to the operation of a retirement or sinking fund.


692584.12
                                      -24-

          (d) Subject to Section 7.03(e), upon redemption of Preferred Units pursuant to Section 7.03(a) above, the Company shall assign, transfer and deliver to the holder of said Preferred Units the Capital Trust Shares specified in Section 7.03(a)(i) or Section 7.03(a)(ii), as the case may be.

          (e) Notwithstanding anything to the contrary in Section 7.03(d), if the holder of the Preferred Units subject to redemption pursuant to Section 7.03(a) is a Bank Holding Company, then, in lieu of assigning, transferring and delivering to such holder the Capital Trust Voting Common and the Capital Trust Voting Preferred specified by Section 7.03(d), the Company shall instead (i) cause Capital Trust to convert or exchange the shares of Capital Trust Voting Common and Capital Trust Voting Preferred which, but for this Section 7.03(e), would have been assigned, transferred and delivered to such holder pursuant to
Section 7.03(d), into the same number of shares of Capital Trust Non-Voting Common and Capital Trust Non-Voting Preferred respectively, and (ii) assign, transfer and deliver to such holder the Company's entire right, title and interest in and to such shares of Capital Trust Non-Voting Common and Capital Trust Non-Voting Preferred.

          (f) All Capital Trust Voting Common, Capital Trust Voting Preferred, Capital Trust Non-Voting Common and Capital Trust Non-Voting Preferred shall be, when assigned, transferred and delivered to a Preferred Member in accordance with this Section 7.03 fully paid and non-assessable by Capital Trust, and all other assets, if any, assigned, transferred and delivered to a Preferred Member in accordance with Section 7.03(a) shall be assigned, transferred and delivered to the Preferred Member free from all taxes, liens and charges with respect to the assignment, transfer and delivery thereof, other than any payment of any transfer taxes for which such Preferred Member shall be exclusively responsible.

          (g) If, subsequent to any redemption pursuant to this Section 7.03, an amount which was excluded from Net Other Assets as a reserve is released from such reserve and available for distribution, the Company shall distribute to each Person who had held Preferred Units which were redeemed pursuant to this
Section 7.03 an amount, payable in cash or Capital Trust Shares, equal to such Person's Proportionate Share or Adjusted Proportionate Shares, as appropriate as of the Redemption Date of such amount.

     SECTION 7.04 Tax Distributions. Notwithstanding anything to the contrary in
Section 7.01, Section 7.02 or Section 7.03, the Company shall, to the extent of cash available after the establishment of reasonable reserves determined by the Managing Members, distribute annually an amount of cash to each Member sufficient to allow for the payment of such Member's federal and state income tax liability resulting from such Member's allocable share of the Company's taxable income. Amounts distributable pursuant to this Section 7.04 shall be calculated on the basis of an assumed forty-five percent (45%) marginal taxable rate.

     SECTION 7.05 Distributions in Kind. A Member, in the discretion of the Managing Members and in accordance with any applicable terms of the Interests, may receive distributions

692584.12
                                      -25-
from the Company in any form other than cash, and may be compelled to accept a distribution of any assets in kind from the Company such that the percentage of the asset distributed to such Member equals a percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. Whenever the distribution provided for in Section 7.01 or Section 7.02 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined by the Managing Members in good faith. Except as provided in Section 7.03, no Member shall have the right to demand that the Company distribute any assets in kind to such Member.

     SECTION 7.06 Preferred Distributions and Preferred Guaranteed Payments.

          (a) A preferred distribution ("Preferred Distribution") payable from Cash Flow shall accrue with respect to each Preferred Member at the rate of 6% per annum on the Original Note Value of its Convertible Notes converted hereby into Preferred Units.

          (b) (i) A guaranteed payment ("Preferred Guaranteed Payment") payable with additional Preferred Units ("PIK Units") shall accrue with respect to each Preferred Member at a rate of 6% per annum on the Original Note Value of its Convertible Notes converted hereby into Preferred Units.

               (ii) The number of PIK Units to be issued shall be the number obtained by (A) multiplying an annual percentage rate of 6% by the Preferred Member's Original Note Value (the "Base Amount") and (B) dividing the Base Amount by the per Unit price of $55.59 (the "PIK Price"). For example, a Preferred Member with an Original Note Value of $5,000,000 would receive an annual distribution of PIK Units determined as follows:

                    ($5,000,000 x 6% / 55.59 = 5,396.65 PIK Units)

               (iii) The PIK Price shall be subject to adjustment from time to time by the Company as specified herein. In the event that the Company shall at any time after the date of this Agreement:

                    (A) declare a dividend or make a distribution on the Preferred Units in Preferred Units, or otherwise effect a split of Preferred Units;

                    (B) subdivide the Preferred  Units into a greater  number of
               Preferred Units;

                    (C) combine  the  Preferred  Units into a smaller  number of
               Preferred Units; or

                    (D) issue  Preferred  Units at a per unit price of less than
               $55.59.


692584.12
                                      -26-
               then the PIK Price in effect immediately prior thereto shall be adjusted so that the Preferred Member who converted Convertible Notes into Preferred Units in accordance with Section 3.03 shall be issued the number of Preferred Units which such Preferred Member would have been issued after the happening of any of the events described above had additional Preferred Units been paid immediately prior to the happening of such event. An adjustment made pursuant to the foregoing shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination. Such adjustment shall be made successively whenever any event referred to above shall occur.

          (c) Semi-annual distribution periods (each a "Distribution Period") shall commence on and include the sixteenth day of December and June of each year and shall end on and include the fifteenth day of June and December, respectively of such year; provided, however, that the first Distribution Period with respect to each Preferred Unit shall commence on July 1, 1998 and shall end on and include the December 15 or June 15 next following. Preferred Distributions and Preferred Guaranteed Payments shall be payable, when and as declared, semi-annually, in arrears, no later than December 31 and June 30 of each year commencing on the June 30 or December 31 next following July 1, 1998 (each such date, a "Distribution Payment Date"), except that if any such date is not a Business Day, then such dividend shall be paid on the next succeeding Business Day. Each such distribution and payment shall be payable to holders of Preferred Units at the close of business on the record date established by the Managing Members, which record date shall be not more than 60 days prior to the date fixed for payment thereof. Upon declaration and payment, Preferred Guaranteed Payments shall be recorded by book entry on Schedule B. The Managing Members shall update Schedule B as of each Distribution Payment Date to reflect the additional Preferred Units paid to the Preferred Members.

          (d) (i) The Preferred Distribution and Preferred Guaranteed Payment for each full Distribution Period shall in each case be computed by applying the 6% annual rate to the Original Note Value of the Convertible Notes converted into Preferred Units and dividing such amount by two. The amount of distributions and guaranteed payments payable for the initial Distribution Period and any period shorter than a full Distribution Period shall be computed on the basis of actual days elapsed and a 360-day year consisting of twelve 30-day months.

               (ii) Preferred Distributions and Preferred Guaranteed Payments shall accrue (whether or not declared) from and including July 1, 1998 to and including the date on which such Preferred Units are redeemed and, to the extent not paid for any Distribution Period, will be cumulative. Preferred Distributions and Preferred Guaranteed Payments shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time.

          (e) Except as otherwise provided in this Agreement, if on any Distribution Payment Date, the Company pays less than the total amount of distributions and guaranteed payments then accrued with respect to the Preferred Units, the amount so paid shall be distributed ratably among

692584.12
                                      -27-
the holders of the Preferred Units, based upon the amount of Preferred Distribution and Preferred Guaranteed Payment which each such holder of Preferred Units is entitled to receive.


          (f) Unless all accrued distributions, guaranteed payments and other amounts then accrued through the end of the last Distribution Period with respect to the Preferred Units shall have been paid in full, the Company shall not declare or pay or set apart for payment any distributions or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of, any Units of the Company other than the Preferred Units (each, a "Restricted Payment"); provided, however, that a "Restricted Payment" shall not include any distribution required by Section 7.04 hereof (relating to Tax Distributions).

     SECTION 7.07 Treatment of Guaranteed Payments. A guaranteed payment, including the Preferred Guaranteed Payment, shall not constitute a distribution for purposes of Section 7 hereof.


                                    ARTICLE 8

                            SPECIAL ALLOCATION RULES

     SECTION 8.01 Certain Definitions. The following terms have the definitions hereinafter indicated whenever used in this Article 8 with initial capital letters:

          (a) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts which such Member is treated as obligated to restore to the Company pursuant to Section 1.704- 1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore pursuant to Section 1.704-2(g)(1) of the Regulations or
          Section 1.704-2(i)(5) of the Regulations; and

               (ii)  Debit  to such  Capital  Account  the  items  described  in
          Sections  1.704-   1(b)(2)(ii)(d)(4),   (d)(5),   and  (d)(6)  of  the
          Regulations.

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          (b) "Depreciation" means, for each Fiscal Year, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted

692584.12
                                      -28-
basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided that if the federal income tax depreciation, amortization, or other cost recovery deductions for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

          (c) "Gross Asset Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

               (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution determined by the Managing Members using such reasonable method of valuation as they may adopt;

               (ii) in the discretion of the Managing Members, the Gross Asset Values of all the Company's assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Members, immediately prior to the following events:

                    (A) the making of a Capital  Contribution  (other  than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for an Interest;

                    (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for the redemption of an Interest; and

                    (C) the  liquidation  of the  Company  within the meaning of
               Regulations Section 1.704-1(b)(2)(ii)(g); and

               (iii) the Gross Asset Values of the Company assets distributed to any Member shall be the gross fair market values of such assets as reasonably determined by the Managing Members as of the date of distribution.

     At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Profits and Losses. Gross Asset Values shall be further adjusted to reflect adjustments to Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to the extent not otherwise reflected in adjustments to Gross Asset Values. Any adjustment to the Gross Asset Values of the Company property shall require an adjustment to the Members' Capital Accounts as described in the definition of Capital Account.

          (d)  "Nonrecourse  Deductions"  means the  nonrecourse  deductions  as
defined  in  Regulations  Section  1.704-2(b)(1).   The  amount  of  Nonrecourse
Deductions for a Fiscal Year

692584.12
                                      -29-
equals the net increase, if any, in the amount of Company Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations Sections 1.704-2(c) and 1.704-2(h).

          (e) "Nonrecourse Liability" means a nonrecourse liability as defined in Regulations Section 1.704-2(b)(3).

          (f) "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          (g) "Member Nonrecourse Debt" means a liability as defined in Regulations Section 1.704-2(b)(4).

          (h) "Member Nonrecourse Deductions" means the Partner Nonrecourse Deductions as defined in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Member Minimum Gain during such Fiscal Year attributable to such Member Nonrecourse Debt, reduced by any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent that such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined according to the provisions of Regulations Sections 1.704-2(h) and 1.704-2(i).

          (i) "Company Minimum Gain" means the aggregate gain, if any, that would be realized by the Company for purposes of computing Profits and Losses with respect to each Company asset if each Company asset subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Company in a taxable transaction. Company Minimum Gain with respect to each Company asset shall be further determined in accordance with Regulations Section 1.704-2(d) and any subsequent rule or regulation governing the determination of minimum gain. A Member's share of Company Minimum Gain at the end of any Fiscal Year shall equal the aggregate Nonrecourse Deductions allocated to such Member (or its predecessors in interest) up to that time, less such Member's (and predecessors') aggregate share of decreases in Company Minimum Gain determined in accordance with Regulations Section 1.704-2(g).

          (j) "Profits" and "Losses" shall mean, respectively, Net Operating Profits plus Net Disposition Profits, and Net Operating Losses plus Net Disposition Losses.


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                                      -30-

     SECTION 8.02 Allocations. The following provisions are incorporated in the Agreement.

          (a) Allocations for U.S. Federal Income Tax Purposes.

               (i) For each Fiscal Year or other relevant period, except as otherwise provided in this Section 8.02(a), for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of Profits or Losses is allocated pursuant to Article 6 of this Agreement.

               (ii) In accordance with Code Sections 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Gross Asset Value of such property.

               (iii) If the Gross Asset Value of any Company property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Code Sections 704(b) and 704(c) and the Regulations thereunder. In furtherance of the foregoing, the Company shall employ any reasonable method selected by the Managing Members.

          (b) Allocations with Respect to Transferred or Additional Interests. Profits and Losses allocable to an Interest assigned, issued or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Interest during such Fiscal Year or by an interim closing of the books or in any other proportion permitted by the Code and selected by the Managing Members in accordance with this Agreement, without regard to the results of the Company operations or the date, amount or recipient of any distributions which may have been made with respect to such Interest.

          (c) Mandatory Allocations.

               (i) No Excess Deficit. To the extent that any Member has or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Loss (or item thereof) shall be allocated to the other Members in accordance with
          Section 8.02(a), but in a manner which will not produce an Adjusted Capital Account Deficit as to such Members. To the extent

692584.12
                                      -31-
          such allocation would result in all Members having Adjusted Capital Account Deficits, such Loss shall be allocated to the Managing Members.

               (ii) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 8, if there is a net decrease in Company Minimum Gain during any Fiscal Year, then, subject to the exceptions set forth in Regulations Sections 1.704- 2(f)(2), (3), (4) and (5), each Member shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in such section of the Regulations in accordance with Regulations Section 1.704-2(f). This
          Section 8.02(c)(ii) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (iii) Member Minimum Gain Chargeback.  Notwithstanding  any other provision of this Article 8 except Section 8.02(c)(ii), if there is a net decrease in Member Minimum Gain attributable to a Member
          Nonrecourse Debt during any Fiscal Year, then, subject to the exceptions set forth in Regulations Section 1.704- 2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
          Section 1.704-2(i)(5), shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This
          Section 8.02(c)(iii) is intended to comply with the Minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

               (iv) Qualified Income Offset. Notwithstanding any other provision of this Article 8, except Sections 8.02(c)(ii) and 8.02(c)(iii), in the event any Member receives any adjustments, allocations or
          distributions       described      in       Regulations       Sections
          1.704-1(b)(2)(ii)(d)(4),  (5),  or (6),  that  cause  or  increase  an
          Adjusted Capital Account Deficit of such Member items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.


692584.12
                                      -32-

               (v) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

               (vi) Section 514(c)(9)(B)(vi) Limitation. [Intentionally Omitted]

               (vii) Code Section 754  Adjustments.  To the extent an adjustment to the  adjusted  tax  basis of any  Company  asset  pursuant  to Code
          Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     Each Member hereby agrees to provide the Company with all information necessary to give effect to an election made under Code Section 754 if the Managing Members determine to make such an election; provided that the cost associated with such an election shall be borne by the Company as a whole. With respect to such election:

                    (A) Any change in the amount of the depreciation deducted by the Company and any change in the gain or loss of the Company, for federal income tax purposes, resulting from an adjustment pursuant to Code Section 743(b) shall be allocated entirely to the transferee of the Interest or portion thereof so transferred. Neither the Capital Contribution obligations of, nor the Interest of, nor the amount of any cash distributions to, the Members shall be affected as a result of such election, and except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purpose,

                    (B) Solely for federal and (if  applicable)  state and local income tax purposes and not for the purpose of maintaining the Members' Capital Accounts (except as provided in Regulations
               Section 1.704-1(b)(2)(iv)(m)), the Company shall keep a written record for those assets, the bases of which are adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the depreciation deducted by the Company and any change in the gain or loss of the Company, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.


692584.12
                                      -33-

               (viii)  Curative  Allocations.  The allocations set forth in this
          Section 8.02 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). The Regulatory Allocations shall be taken into account for the purpose of equitably adjusting subsequent allocations of Profits and Losses, and items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

               (ix) Nonrecourse Debt Distribution. To the extent permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the Managing Members shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Member Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Member's Capital Account that exceeds the amount such Member is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Company's taxable year in which the distribution occurs.


                                    ARTICLE 9

                                    COVENANTS

     SECTION 9.01 Negative Covenants.

          (a) So long as any Preferred Units are outstanding, without the Preferred Approval:

               (i) Except as otherwise provided in this Agreement, the Company shall not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the receipt of any service, with or from any Managing Member or any Affiliate of a Managing Member, except upon fair and reasonable terms no less favorable to the Company than the Company would obtain in a comparable arm's length transaction with a Person other than the Managing Members or their Affiliates.

               (ii) The Company shall not agree to amend Section 8.8 of the Preferred Share Purchase Agreement to waive compliance by Capital Trust with such Section 8.8 of the Preferred Share Purchase Agreement or vote the Capital Trust Shares owned by the Company or otherwise provide its consent for Capital Trust to incur any Indebtedness if Capital Trust's D/E Ratio would exceed 5:1.


692584.12
                                      -34-

          (b) So long as any Preferred Units are outstanding, without the Preferred Approval, the Company shall not Incur any Indebtedness, issue any Interests of any series or class or sell, assign or transfer any of the Capital Trust Shares.

     SECTION 9.02 Affirmative Covenants. So long as any Preferred Units are held by any Preferred Member, the Company shall deliver or cause to be delivered to the holder of such Preferred Member: (a) complete copies of each (i) Annual Report on Form 10-K filed by Capital Trust with the Securities and Exchange Commission, as promptly as practicable after such filing is made, (ii) definitive Proxy Statement and Annual Report to Shareholders of Capital Trust as promptly as practicable after the mailing thereof to Capital Trust's shareholders, (iii) Quarterly Report on Form 10-Q of Capital Trust, as promptly as practicable after such filing is made, and (iv) Current Report on Form 8-K of Capital Trust, as promptly as practicable after such filing is made; and (b) an
(i) annual audited income statement and balance sheet for the Company within ninety (90) days following each fiscal year end; (ii) a quarterly unaudited income statement and balance sheet for the Company within thirty (30) days following each fiscal quarter end; and (iii) a quarterly statement, if applicable, of the Preferred Member's Capital Account balance within thirty (30) days following each fiscal quarter end.


                                   ARTICLE 10

                     RESIGNATION AND ASSIGNMENT OF INTERESTS

     SECTION 10.01 Resignation of a Managing Member. A Managing Member shall only be entitled to resign upon assignment of all of its Common Units to a single Person in compliance with Section 10.04 and Section 10.05.

     SECTION 10.02 Resignation of Member. A Member (other than a Managing Member) may resign from the Company prior to the dissolution and winding up of the Company only upon, and shall be deemed to have resigned upon, any redemption, exchange or other repurchase by the Company or an assignment of its interests in compliance with the provisions of Section 10.04 and Section 10.05.

     SECTION 10.03 No Distribution Upon Resignation. Upon resignation, no resigning Member shall be entitled to receive any distribution or otherwise be entitled to receive the fair value of its Interest; provided, however, that upon any redemption, exchange or other repurchase by the Company, such Member shall be entitled to receive the amount payable by the Company in connection with such redemption, exchange or other repurchase.

692584.12
                                      -35-

     SECTION 10.04 Assignment of Interests.

          (a) No transfer or assignment of all or any portion of a Member's Interest, Common Units or Preferred Units (including some or all of its rights or obligations hereunder) may be made without the satisfaction of the conditions set forth in this Section 10.04.

          (b) Without the Preferred Approval, the Common Members may not assign or transfer their Interests or Common Units except to another Common Member or its Affiliate.

          (c) The Company shall not recognize for any purpose any purported transfer or assignment of all or any portion of a Member's Interest, Common Units or Preferred Units (including some or all of its rights or obligations hereunder) unless:

               (i) the Managing Members shall have been furnished with the documents effecting such transfer or assignment, in form and substance satisfactory to the Managing Members, executed and acknowledged by both transferor and transferee;

               (ii) such transfer or assignment shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation compliance with the Securities Act of 1933, as amended, and applicable state blue sky and securities laws;

               (iii) such transfer or assignment will not cause (A) a termination of the Company for Federal income tax purposes pursuant to
          Section 708(b)(1)(B) of the Code, (B) the Company to have more than 100 partners (as determined for purposes of Treasury Regulations
          Section 1.7704-1(h)(1)(ii)) or (C) an "ownership change" with respect to Capital Trust within the meaning of Section 382 of the Code;

               (iv) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members; and

               (v) such transfer or assignment will not cause the Company to be required to register as an "investment company" under the Investment Company Act of 1940.

     SECTION 10.05 Right of Assignee to Become a Substitute Member. If the provisions of Section 10.04 have been complied with, such transfer or assignment shall, nevertheless, not entitle the assignee to become a Member or to be entitled to exercise or receive any of the rights,

692584.12
                                      -36-
powers or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled, unless (i) the assigning Member designates, in a written instrument delivered to the Managing Members, its assignee to become a Substitute Member, and (ii) the transferee has executed and acknowledged such instruments, in form and substance reasonably satisfactory to the Managing Members, as the Managing Members reasonably deem necessary or desirable in their sole discretion to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to any rights and/or obligations represented by the Interests, Common Units or Preferred Units acquired by such transferee. The admission of any transferee of a Member as a Substitute Member shall not require the approval of any Member provided that the transferor and transferee have complied, to the Managing Members' reasonable satisfaction, with the provisions of Section 10.04 and this Section 10.05. If a Member assigns all of its Interest, Common Units or Preferred Units in the Company and the assignee of such Interest, Common Units or Preferred Units is entitled to become a Substitute Member pursuant to this Section 10.05, such assignee shall be admitted to the Company effective immediately prior to the effective date of the assignment, and, immediately following such admission, the assigning Member shall cease to be a member of the Company.

     SECTION 10.06 Recognition of Assignment by Company. No assignment, or any part thereof, that is in violation of this Article 10 shall be valid or effective, and neither the Company nor the Managing Members shall recognize the same for the purpose of making distributions pursuant to Article 7 hereof with respect to such Interest, Common Units, Preferred Units or part thereof. Neither the Company nor the Managing Members shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment. In the event that a transfer or assignment of an Interest, Common Units or Preferred Units is made in compliance with Article 10, the transferee shall succeed to the portion of the Capital Account of the assigning Member attributable to the Interest, Common Units or Preferred Units or portion thereof transferred or assigned.


                                   ARTICLE 11

                                   DISSOLUTION

     SECTION 11.01 Duration and Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

          (a) the decision made by the Managing Members to dissolve the Company; and

          (b) the entry of a decree of judicial dissolution of the Company under
Section 18-802 of the Delaware Act.


692584.12
                                      -37-

     The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of any Member in the Company shall not cause the Company to be dissolved and its affairs wound up.

     SECTION 11.02 Winding Up. Subject to the provisions of the Delaware Act, the Managing Members shall have the exclusive right to wind up the Company's affairs in accordance with Section 18-803 of the Delaware Act (and shall promptly do so upon dissolution of the Company), and shall also have the exclusive right to act as or appoint a liquidating trustee in connection therewith.

     SECTION 11.03 Distribution of Assets. Upon the winding up of the Company the assets shall be distributed in the manner provided in Article 7, subject to the applicable terms of Section 18-804 of the Delaware Act.

     SECTION 11.04 Notice of Liquidation. The Managing Members shall give each of the other Members at least 10 days' prior written notice of any Liquidation or any other sale or disposition of all or any Capital Trust Shares by the Company.


                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.01 Record Dates. The Managing Members, in their discretion, shall establish a record date with respect to distributions by the Company.

     SECTION 12.02 Tax Reports and Financial Statements. After the end of each fiscal year, the Managing Members shall, as promptly as possible and in any event within 90 days after the close of the fiscal year, cause to be prepared and transmitted to each Member federal income tax form K-1 or any other forms which are necessary or advisable.

     SECTION 12.03 Amendment to the Agreement. This Agreement may be amended or supplemented by the written consent of the Managing Members; provided, that no such amendment or supplement shall:

          (a) change the percentage of Preferred Units necessary for any consent required under this Agreement to the taking of any action without the Preferred Approval; or

          (b) adversely affect the rights of the Preferred Members without the Preferred Approval; provided, that the Company may issue classes and series of Interests that were not previously outstanding and amend this Agreement in connection therewith as long as such issuance is permitted by Section 9.01(b) of this Agreement; or


692584.12
                                      -38-

          (c) amend this Section 12.03 without the Preferred Approval.

     SECTION 12.04 Successors; Counterparts. This Agreement and any amendment hereto in accordance with Section 12.03: (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members, and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all execute one counterpart.

     SECTION 12.05 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under said Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

     SECTION 12.06 Filings. Following the execution and delivery of this Agreement, the Managing Members shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and the Managing Members shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Managing Members shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

     SECTION 12.07 Power of Attorney. Each Member does hereby constitute and appoint each Managing Member as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment to the Certificate of Formation of the Company required as a result of this Agreement, any further amendment thereof required because of a further amendment to this Agreement or in order to effectuate any change in the membership of the Company, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other

692584.12
                                      -39-
jurisdiction, or any political subdivision of agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

     The power of attorney  granted hereby is coupled with an interest and shall
(i) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Member granting the same or the transfer of all or any portion of such Member's Interest and (ii) extend to such Member's successors, assigns and legal representatives.

     SECTION 12.08 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

     SECTION 12.09 Additional Documents. Each Member, upon the request of the Managing Members, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     SECTION 12.10 Notices. The name and address of each Member is (or with respect to any Additional Members shall be) set forth on Schedule A. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party (and any other person designated by such party) at its address or facsimile number set forth on Schedule A or such other address or facsimile number as such party may hereafter specify for the purpose of notice to the Managing Members (if such party is not a Managing Member) or to all the other Members (if such party is a Managing Member). Each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the number specified pursuant to this Section and the appropriate confirmation is received, (b) if given by mail, seventy-two hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section.

     SECTION 12.11 Waiver of Right to Partition and Bill of Accounting. To the fullest extent permitted by applicable law, each of the Members covenants that it will not, and hereby waives any right to, (except with the consent of the Managing Members) file a bill for partnership accounting. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company's assets.



692584.12
                                      -40-

     IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                                  COMMON MEMBERS:

                                  CAPITAL TRUST INVESTORS LIMITED
                                  PARTNERSHIP

                                  By:  SZ Investments, LLC, its general partner

                                       By:   Zell General Partnership, Inc.,
                                             its managing member


                                       By:   /s/ Donald J. Liebentritt
                                             ----------------------------------
                                             Name:   Donald J. Liebentritt
                                             Title:  Vice President


                                  V2 HOLDINGS LLC


                                  By:   /s/ John R. Klopp
                                        ---------------------------------------
                                        Name:  John R. Klopp
                                        Title: Member


                                  PREFERRED MEMBERS:

                                  FIRST CHICAGO CAPITAL CORPORATION

                                  By:   /s/ John C. Van Tassel
                                        ---------------------------------------
                                        Name:  John C. Van Tassel
                                        Title: Vice President


                                  WELLS FARGO & COMPANY

                                  By:   /s/ David Martin
                                        ---------------------------------------
                                        Name:  David Martin
                                        Title: VP



692584.12
                                      -41-

                                  BANKAMERICA INVESTMENT
                                  CORPORATION

                                  By:   /s/ C. Richard Schuler
                                        ---------------------------------------
                                        Name:  C. Richard Schuler
                                        Title: Attorney-in-Fact

692584.12
                                      -42-

                                   SCHEDULE A



Common Member:                     Capital Contribution:          Address:

   CAPITAL TRUST INVESTORS             $5,000,000.00              Two North Riverside Plaza
   LIMITED PARTNERSHIP                                            Suite 600, Chicago, IL 60606

   V2 HOLDINGS LLC                         $0.00                  605 Third Avenue, 26th Floor
                                                                  New York, New York 10016


Preferred Member:                  Capital Contribution:          Address:

   FIRST CHICAGO CAPITAL              $15,875,000.00              One First National Plaza
   CORPORATION                                                    Mail Suite 0597
                                                                  Chicago, Illinois 60670-0597
                                                                  Attention: John Van Tassel

   WELLS FARGO & COMPANY              $15,875,000.00              333 South Grand Avenue
                                                                  9th Floor
                                                                  Los Angeles, California 90071
                                                                  Attention: David Martin

   BANKAMERICA INVESTMENT             $21,166,667.67              231 South LaSalle Street
   CORPORATION                                                    17th Floor
                                                                  Chicago, Illinois 60607
                                                                  Attention:  C. Richard Schuler


692584.12

                                   SCHEDULE B

The information as to the ownership of Preferred Units by the Preferred Members is as of June 17, 1998.



Preferred Member:                         Number of Preferred Units
-----------------                         -------------------------

FIRST CHICAGO CAPITAL CORPORATION                 285,572.94

WELLS FARGO & COMPANY                             285,572.94

BANKAMERICA INVESTMENT                            380,763.93
CORPORATION






692584.12